Offer of Employment September 9, 2016 David Hoffmann 10 Cable Rd. Singapore 249889 Dear Dave, On behalf of Dunkin’ Brands, Inc. (“Dunkin’ Brands” or the “Company”), I am pleased to offer you the position of President, Dunkin’ Donuts US & Canada, reporting to Nigel Travis, Chairman and Chief Executive Officer, Dunkin’ Brands Group, Inc. The additional terms of this offer are set forth below. This offer of employment is contingent upon the satisfactory completion of:  a background screening,  reference checks regarding your past employment,  satisfactory completion of all legal documents, including execution of the attached non- competition, non-solicitation and confidentiality agreement, and  disclosure and documented release from all existing non-competition agreements (Dunkin’ Brands reserves the right to verify the status of any such agreements and releases). Start Date Your anticipated start date is Monday, October 3, 2016. Cash Compensation Base Salary You will be paid $26,923.08 on a bi-weekly basis, less applicable payroll deductions and withholdings, in accordance with Dunkin’ Brands’ standard payroll practices for salaried employees. This equates to $700,000 on an annualized basis. Your base salary will be reviewed annually at the beginning of each calendar year based on market competitiveness and performance and may be adjusted at that time. You will be eligible to be considered for a base salary increase in 2018. Short-Term Incentive Beginning in 2017, you will be eligible to participate in the FY-2017 Dunkin’ Brands Short-Term Incentive Plan (STI). Your annual incentive is targeted at 100% of your base salary earnings. The actual percentage of your Award is discretionary and will be based on the terms of the STI Plan as they exist at any given time, which generally take into account Company performance and your individual job performance, including your ability to meet established goals and objectives. Payout can range from 0% to 225% of your annual incentive target. Your participation letter, as well as the Plan Document which governs the terms of the Plan, will be provided to you under separate cover.

Your STI payment for 2016, which is payable in March of 2017 and is subject to the terms of the Dunkin’ Brands 2016 Short-Term Incentive Plan, and based upon the information provided by you to us, will be approximately $1,100,000. You may elect to convert some or all of this pre-tax cash value into Restricted Stock Units (RSUs) at a premium of 25% by notifying us in writing no later than October 3, 2016. For the sake of clarity, assuming you elect to convert the entire payment to RSUs, you would receive RSUs with a fair market value on the date of grant of $1,375,000. Any RSUs that you acquire through this conversion will be awarded upon your start date and will vest in three approximately equal portions over the next three years. The terms and conditions of an RSU award, if you make such election, will be governed by the equity award agreement that you will receive subsequent to and contingent upon approval of the equity award by the Compensation Committee of the Board of Directors. Any portion of this payment that you elect to receive in cash will be payable in March, 2017 and subject to applicable payroll deductions and withholdings. Long-Term Incentive You will be eligible to participate in our Long-Term Incentive Plan. This plan currently provides you with the opportunity to receive an annual equity award. All annual grants of equity are scheduled to be made during the first quarter following the applicable calendar year, and actual values will be based on Company performance, individual performance and management discretion. Your 2017 annual grant will have a total fair market value of $2,000,000, subject to approval by the Compensation Committee of the Board of Directors at that time. As the program is currently structured, this total fair market value will be split between non-qualified stock options (70% of the value) and performance stock units (30% of the value). All grants are subject to Board Compensation Committee approval, the terms of the Long-Term Incentive Plan, and Dunkin’ Brands Stock Ownership Guidelines where a percentage of ownership will be required over a period of time. These documents, as well as award agreements describing the specific terms and conditions associated with the awards, will be provided to you under separate cover at the time a grant is made. Other Compensation One Time Equity Awards Upon Hire You will receive two separate Dunkin’ Brands equity awards upon your start date. These awards, which are intended to compensate you for the equity award intrinsic value that you will forego upon leaving your current employer, are separate from our annual long-term incentive award program and are non- recurring. Each of these awards will have a fair market value of $1,400,000. One of these awards will come in the form of a Restricted Stock Award. This award, which has a fair market value of $1,400,000, will be delivered in shares that will vest ratably over three years subject to your continued employment with Dunkin’ Brands. The shares associated with this award will be eligible to receive dividends and have voting rights from the date of grant. The specific terms and conditions of this award will be governed by an award agreement which will be provided to you under separate cover. The other equity award upon hire will come in the form of a Performance Stock Unit (PSU) award. This award will also have a fair market value of $1,400,000. These PSUs will be eligible to vest in full three years from date of grant, subject to your continuous employment with Dunkin’ Brands and the achievement of specific performance targets. The targets are derived from Dunkin’ Brands’ three year Adjusted Operating Income compounded annual growth rate goal. Payout will be determined in accordance with the performance schedule which will be detailed in the award agreement, along with all other specific terms and conditions. Any and all provisions with respect to accelerated equity vesting in a Change-in-Control will be detailed in the relevant equity award agreements.

Relocation You will be eligible for temporary transition support while your family relocates from Singapore. It is understood and anticipated that your family will remain in Singapore until June of 2017 when your dependent child will complete his senior year of high school. In recognition of the high costs associated with your living arrangements in Singapore, Dunkin’ Brands will provide you with a cash payment of $166,666, grossed-up for income taxes, at the conclusion of each of the three calendar quarters which remain until June 2017. In addition, Dunkin’ Brands will reimburse your travel costs associated with one visit to Singapore per quarter (three in total) in accordance with our business travel policy. In the event that your wife and children would like to visit the US as part of the relocation process, that trip would also be eligible for reimbursement in accordance with our travel policy, but would count as one of the quarterly trips we have authorized. You will be eligible for Company-provided income tax return preparation and support until the tax year in which your income taxes cease to be impacted by your overseas assignment to Singapore, subject to your continued employment except that if your employment is terminated by Dunkin’ Brands without Cause or Good Reason, as defined herein, the Company-provided tax preparation and support will continue as stated herein. In terms of your physical move from Singapore, you will be eligible for relocation benefits pursuant to our executive relocation policy, which will be provided to you under separate cover. Our expectation is that you will complete your relocation from Singapore to the Boston area by August 1, 2017. Should you voluntarily terminate your employment for other than Good Reason or if your employment is terminated for Cause, as defined below, within 24 months of your start date, you will be required to repay to Dunkin’ Brands any costs or relocation benefits paid to you or on your behalf. During your first year of employment, all costs must be repaid in full; during your second year repayment will be made on a prorated basis. Prior to receiving relocation benefits, you must sign and return the Relocation Repayment Agreement. Please see the attached summary of relocation benefits and policy details. Benefits Dunkin’ Brands offers a competitive employee benefits program. As an employee of the Company, you are eligible for the benefits provided to our employees consistent with the terms of each particular benefit plan. All employee contributions for benefits are paid through biweekly payroll deductions. The Dunkin’ Brands Benefits Guide, which provides details on our current benefits programs, is included in this package. The Company reserves the right to modify these benefits at any time, as it deems necessary. Insurance Upon election, medical, dental and/or vision coverage will be effective on the first of the month following your start date. You will be also be offered disability coverage and various life insurance programs in accordance with their terms. In addition to the standard US benefits package, Dunkin’ Brands will also provide suitable medical and dental insurance coverage for your family who will remain in Singapore until their relocation to the US on or before August 2017. Retirement Dunkin’ Brands offers the opportunity to participate in a retirement savings plan on the first of the month following three months of service. An overview of the 401(k) plan is included in the enclosed Benefits Guide.

Employee Stock Purchase Plan The Dunkin' Brands Employee Stock Purchase Plan (ESPP) is a voluntary benefit program that allows eligible employees to buy Dunkin' Brands stock at a discounted price through payroll deductions subject to the terms and conditions of the ESPP. Deferred Compensation You will be eligible to participate in the Dunkin’ Brands, Inc. Non-Qualified Deferred Compensation Plan in accordance with its terms. The plan provides an opportunity for pre-tax savings to assist you in accumulating assets for planned events during your working life and retirement. Paid Time Off Beginning on your start date, you will start accruing four weeks of vacation per year. Dunkin’ Brands also offers paid time off for holidays, personal, sick and volunteer time, according to the applicable Company policy. Executive Benefits In addition to our standard benefits offering, as an Executive with Dunkin’ Brands, you are eligible to receive a company-paid executive physical examination once per calendar year through Massachusetts General Hospital’s Executive Health Services facility. You are also eligible to receive company-paid supplemental Long-Term Disability coverage up to a maximum total benefit (including your Basic disability benefit, which is capped at $15,000 per month) of $22,500 per month. You have access to the Company’s executive limousine services for relevant business travel. Any personal trips are subject to reimbursement according to our standard reimbursement formula and Company policies. Severance In the event that Dunkin’ Brands terminates your employment other than for "Cause", or your terminate your employment for “Good Reason” as defined herein, you will be eligible for severance up to 12 months of your then-current base salary, subject to cessation on the date you obtain re-employment which, in the sole opinion of the Company, is a reasonably comparable position. Severance payments shall be expressly conditioned upon your execution, delivery and non-revocation of a full general release of claims in a form acceptable to the Company and compliance with the Non-Compete/Non- Solicitation/Confidentiality Agreement. Severance is payable at the same time and in the same manner as Dunkin’ Brands’ regular payroll, commencing upon the first scheduled payroll date following the date such release is executed and no longer subject to revocation. “Cause” is defined as fraud; nonfeasance or misfeasance (other than as a result of illness or disability) in your duties to Dunkin’ Brands; conduct that is not in the best interest of, or is injurious to, Dunkin’ Brands; acts of dishonesty in connection with the performance of your duties; or conviction of a felony or crime involving falsehood or moral turpitude. Good Reason is defined as: (1) a material diminution in the nature or scope of your responsibilities, duties, authority, or status; provided that, except as provided for in (2) and (3) below, each of (a) a change in reporting relationships resulting from the direct or indirect control of the Company (or a successor corporation) by another corporation, (b) any diminution of the business of the Company or any of its Affiliates and (c) any sale or transfer of equity, property or other assets of the Company or any of its Affiliates (including any such sale or transfer or any other transaction or series of such transactions that results in a Change in Control) will be deemed not to constitute “Good Reason”; or (2) Dunkin’ Brands failure to notify you or your promotion to the position of Chief Executive Officers (CEO) on or before

October 15, 2018; or (3) a Change in control as defined by the Dunkin’ Brands Group, Inc. 2015 Omnibus Long-Term Incentive Plan occurs whereby you are not named the CEO of the successor or surviving company or entity, or a business unit comparable in scope to the Company with similar responsibilities, duties, authority and status, within nine months of the effective date of the Change in Control or by October 15, 2018, whichever is sooner; or (4) relocation of your place of employment without your consent, to a location more than fifty miles from Canton, Massachusetts; or (5) the Company’s failure to perform substantially any material term of any employment or offer letter agreement with the Company or any of its Affiliates to which you are subject. Without our receipt and your non-revocation of a full release of claims, you will not be entitled to the aforementioned severance. You shall not be entitled to severance in the event that you voluntarily resign or retire or in connection with any other termination of employment other than for Good Reason. Notwithstanding anything to the contrary in this offer letter, if at the time your employment terminates, you are a “specified employee,” as defined below, any and all amounts payable under this offer letter on account of such separation from service that would (but for this provision) be payable within six (6) months following the date of termination, shall instead be paid on the next business day following the expiration of such six (6)-month period or, if earlier, upon your death; except (1) to the extent of amounts that do not constitute a deferral of compensation within the meaning of Treasury regulation Section 1.409A-1(b) (including without limitation by reason of the safe harbor set forth in Section 1.409A- 1(b)(9)(iii), as determined by the Company in its reasonable good faith discretion) or (2) for such other amounts or benefits that are not subject to the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”). For purposes of this Agreement, to the extent required by Section 409A of the Code, all references to “termination of employment” and correlative phrases shall be construed to require a “separation from service” (as defined in Section 1.409A-1(h) of the Treasury regulations after giving effect to the presumptions contained therein), and the term “specified employee” means an individual determined by the Company to be a specified employee under Treasury Regulation Section 1.409A-1(i). Each payment made under this offer letter shall be treated as a separate payment and the right to a series of installment payments under this Agreement is to be treated as a right to a series of separate payments. Code of Conduct Before you make your decision regarding this employment opportunity, you should carefully review the enclosed Code of Conduct that you will be required to adhere to once employed by Dunkin’ Brands. As set forth in the Conflict of Interest section, you will be expected to devote your reasonable full-time and attention to Dunkin’ Brands and not be actively involved in any other business except for reasonable participation of membership in outside boards of directors subject to approval by the Board of Directors and the Company, in accordance with the Code of Conduct. While you are employed by Dunkin’ Brands, the Company will not utilize the services of any business in which you have held an ownership interest. Further, you will have to recuse yourself from any hiring decision involving an employee or former employee of a business in which you have held an ownership interest. Proof of Right to Work This offer is subject to your provision of appropriate documentation to confirm your identity and eligibility to work in the United States, as required by federal immigration law. You will be required to provide to Dunkin’ Brands such documentary evidence within (3) business days of your date of hire. Period of Employment Your employment with Dunkin’ Brands will be at will, meaning that this offer of employment does not constitute a contract of employment. If employed, you may elect to resign at any time and Dunkin’ Brands may elect to terminate your employment at any time for any reason, with or without cause or advance notice. This at will employment relationship cannot be changed by any statement, promise, policy or course of conduct, except by a writing signed by you and an appropriate Company officer. Data Transfer By signing this offer letter and accepting employment at Dunkin' Brands, Inc. you hereby give your consent to Dunkin’ Brands, Inc. and/or its parent or any affiliate to collect, transmit, store and process certain information, including information that is personally identifying or sensitive to you or about you (“Personal Data”) as set forth herein and for all purposes relating to your employment, including without limitation: administering and maintaining personnel records; employment-related communication; paying and reviewing salary and other remuneration and benefits; providing and administering benefits (including if relevant, pension and medical insurance); undertaking training, performance appraisals and evaluations; maintaining sickness and other absence records; making decisions as to your fitness for work; fraud prevention; providing references and information to future employers, if applicable, and if necessary, governmental and quasi-governmental bodies, taxing authorities; providing information to future purchasers of the Company or of the business in which you work, or making disclosures to a third party on or in connection with the outsourcing or sale of some or all of the Company’s business; transferring information concerning you to a country or territory outside the US; administering the Company’s business; and/or the Company’s operational or HR planning purposes. Personal Data shall include information submitted during your application, related to your employment, or collected or updated during your employment relationship (e.g. name, address, bank account data, telephone number, private email address, age, sex, marriage status, place of birth, degrees, certificates, education, past engagements, application picture, employee ID, worked hours, sick reports, wage, bonus payments, financial information, employment picture, performance criteria, and/or performance evaluations); and/or personally identifying or sensitive information about you. The persons who may have access to Personal Data may include: employees of the Dunkin’ Brands, Inc., its parent or any affiliate as appropriate and necessary for the proper performance of their duties of employment; Dunkin’ Brands, Inc.’s outsourcers and contractors, existing or prospective customers, third party suppliers, and prospective purchasers as necessary and related to the business of the Dunkin’ Brands, Inc., its parent and any affiliates. Entire Agreement This offer of employment and the agreements referenced and incorporated herein, including the Non- Compete/Non-Solicitation and Confidentiality Agreement, repayment agreement and equity award agreements, contain all of the terms of your employment with Dunkin’ Brands and supersede any prior understandings, promises or agreements, whether oral or written, between you and Dunkin’ Brands or anyone acting on its behalf. By signing this offer, you represent and warrant that your employment with Dunkin’ Brands will not violate any agreements, obligations or understandings that you may have with any third party or prior employer.

We are pleased to offer you this position with Dunkin’ Brands. To accept the terms above, please sign and date this letter and return it to me no later than September 19, 2016, otherwise this offer shall be considered null and void. We look forward to your favorable reply. Sincerely, /s/ Richard Emmett Richard Emmett Chief Legal and Human Resources Officer I ACCEPT THE ABOVE OFFER OF EMPLOYMENT /s/ David Hoffmann 9/19/2016 David Hoffmann Date cc: Nigel Travis Personnel File